Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Beacon Topco, Inc. of our report dated March 20, 2025 relating to the financial statements of Barinthus Biotherapeutics plc, which appears in Barinthus Biotherapeutics plc's Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
November 7, 2025

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